HALE AND DORR LLP
                                Counselors at Law


                                  haledorr.com
                       60 STATE STREET O BOSTON, MA 02109
                         617-526-6000 O FAX 617-526-5000

                                                                    Exhibit 5.1

                                                    June 6, 2003

Saucony, Inc.
13 Centennial Drive
Peabody, MA 01960

Re:      Non Qualified Retirement Plan

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $5,000,000 of deferred compensation obligations (the "Obligations") under the Saucony, Inc. Non
Qualified Retirement Plan (the "Plan") which will represent unfunded and unsecured general obligations of Saucony, Inc. (the "Company").

     We have examined the Articles of Organization and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken to register and qualify the Obligations for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts and the federal laws of the United States of America.

     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or other laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and
(iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

     We also express no opinion herein as to any provision of the Obligations or the Plan (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Obligations or the Plan on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Obligations may not be waived or modified except in writing, or (h) relating to choice of law or consent to jurisdiction.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Obligations while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based upon and subject to the foregoing, we are of the opinion that, when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     As the Plan is unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, the Plan is subject to Parts 1 and 5 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), but not to any other provisions of ERISA.

     The Plan is not designed or operated with the purpose of satisfying the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     Parts 1 and 5 of Subtitle B of Title 1 of ERISA do not impose specific written requirements on non-qualified deferred compensation arrangements such as the Plan as a condition to compliance with the applicable provisions of ERISA. Further, the operation of the Plan pursuant to the written provisions of the Plan will not cause the Plan to fail to comply with Parts 1 or 5 of Subtitle B of Title I of ERISA.

     Based upon and subject to the foregoing, we are of the opinion that the provisions of the written document constituting the Plan comply with the requirements of ERISA pertaining to such provisions.

     We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     David E. Redlick, a partner of this firm, is Clerk of the Company.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR, LLP